Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.
Exhibit 10.4

License and Technology Transfer Agreement

LICENSED TECHNOLOGY: AADC Gene Therapy

Licensor:             National Taiwan University
Inventor:             Professor Wuh-Liang (Paul) Hwu
Licensee:             Agilis Biotherapeutics, LLC
NTU Contract No.: __________________

All results from conducted research and development belong solely to National Taiwan University.

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License and Technology Transfer Agreement
(the “Agreement”)
Effective Date: December 23, 2015
Parties to Agreement:
National Taiwan University                            (hereinafter “Party A”)
Professor Wuh-Liang (Paul) Hwu                         (hereinafter “Party B”)
Agilis Biotherapeutics, LLC                             (hereinafter “Party C”)
WHEREAS, Party B has already developed, invented, and/or made practical technology through utilizing resources and research facilities provided by Party A.
WHEREAS, Party A owns all intellectual property directly or indirectly related to the Technology as defined in Article 2.
WHEREAS, Party A desires to grant Party C a license to use or implement the Technology in the territories as defined below as currently existing Technology as well as to be further developed as described herein.
WHEREAS, the Parties entered into a certain Collaborative Research Agreement dated as of September 30, 2015 (the “Research Agreement”), and Party C is funding the research and development of the Technology that is being exclusively licensed to Party C in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, including the herein promises, agreements, representations and warranties, the receipt of legal sufficiency of which is hereby acknowledged, accepted and agreed to, the Parties, intending to be legally bound, hereby agree as follows:

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Article 1: Technology; Title and Ownership

1.1
This Technology is in existence and also being developed and invented by Party B and Party C in the course of the execution of a Collaborative Research Agreement dated as of September 30, 2015 (hereinafter the “Research Agreements”). All of the intellectual property, data and research results are collectively referred to as the “Research Results”). Subsidized Research Project “Collaborative Research Agreement” (project number: [**]). Party A owns all rights, title, and interest in the Technology as well as all intellectual property rights vested therein.

Article 2: Construction and Definitions

2.1
“Technology” means any and all intellectual property (including all patents patent applications any continuations, divisional, and continuations in-part, any reissues, re-examinations, extensions or substitutions of the patents, and the relevant international equivalents), data, CMC records, documents, confidential information, materials and know-how pertaining to the AADC gene therapy product and existing on the date of this Agreement and otherwise relating to the Research Results as detailed in Attachment I and Research Agreement. The Parties acknowledge and agree that a portion of the Technology exists as of the Effective Date and a portion of the Technology will be developed and created as the work under the Research Agreement is completed. Accordingly, the Parties agree that Attachment I will automatically be amended and supplemented, from time to time as the Research Agreement is completed and all additional Technology will be automatically added to Attachment I. For convenience, Section A of Attachment I contains a listing of the existing Technology and Section B of Attachment I lists all of Technology developed to date pursuant to the Research Agreement. Section B of Attachment I will be updated from time to time.

2.2	Intentionally Omitted.

2.3	“Licensed Area” means all countries of the world.

2.4	“Effective Date” means December 23, 2015.

2.5	“Due Date” means [**] after the Effective Date.

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2.6
Scope of Licensed Implementation: The exclusive license covers the Technology, which is all intellectual property, data, CMC records, documents, materials, trade secrets, confidential information and know-how pertaining to the AADC gene therapy product existing as of the Effective Date and otherwise relating to the Research Results and Research Agreement. Party C is hereby granted an exclusive, perpetual license with the right to grant sub-licenses through all tiers, to research and use the Technology and to develop, have developed, make, have made, manufacture, have manufactured, use, sell, have sold, offer for sale, import for the above purposes and market Licensed Products which are made, invented, developed, or incorporated by or with the Technology in the Licensed Area.

2.7	Licensed Product: AADC gene therapy and related products which are made, invented, developed, incorporated by or with developed from utilizing the Technology.

2.8	“License Period” means the duration of the exclusive license granted by this Agreement.

2.9
License Method: This Agreement grants an exclusive, perpetual license, provided that Party A may still implement the Licensed Technology for internal, non-commercial purposes only and solely limited to academic research.

2.10
“Net Sales” means the gross revenues received by Party C, and sublicensees from the sale of any Licensed Product less: (i) sales and/or use taxes actually paid, import and/or export duties and other governmental charges actually paid, (ii) outbound transportation paid, prepaid or allowed, (iii) amounts allowed or credited, and actually refunded, due to returns (as reflected on the invoice, and not to exceed the original billing amount), (iv) rebates, trade, quantity and cash discounts to purchasers allowed and taken (v) insurance, handling or shipping charges to purchasers.

Article 3: Transfer and Implementation of Technology

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3.1
Transfer of Technical Information: Party B shall provide all necessary information, know-how, trade secrets and confidential information regarding the Technology to Party C within [**] from the Effective Date of this Agreement.

3.2
Product Commercialization Deadline: Subject to any regulatory delays or issues, Party C shall research, use and develop the Technology to manufacture have manufactured, import, have imported and sell, or have sold, manufactured products within [**] from the Effective Date of this Agreement pursuant to the Development Plan proposed by Party C (detailed in Attachment II, which may be amended from time to time as the Research Agreement progresses). Party C shall guarantee that it has sufficient financial means and operational facilities to commercialize the Technology and shall use commercially reasonable efforts for the marketing of the Licensed Products. If there is any delay or cessation of the Development Plan, Party C shall immediately notify Party A and Party B in writing and within [**], Party C shall present a revised Development Plan to Party A and Party B accounting for the development factors impacting on the commercialization of the Licensed Products.

3.3
Initiation of the first Phase III study (defined as enrollment of the first patient as noted by the signing of the informed consent form by the patient) shall commence no later than [**]. Completion of the first Phase III study using the Technology shall occur no later than [**]. Successful registration of the Technology in the United States by the FDA or in Europe by the EMA shall occur no later than December 31, 2024.

Article 4: Obligations and Liabilities

4.1
Instructive Consulting: Party B shall provide Party C with a total of [**] of technical instruction and consultation within [**] immediately following the transfer of technical information to Party C as noted in Article 3.1 hereof. Exceeding these hours or upon Party C’s request for further detailed consultation services or personnel training regarding the Technology shall incur a technical service fee payable to Party B. The time, location, fee, and method of consultation shall be further negotiated by Party B and Party C.

4.2	CONFIDENTIALITY CLAUSE: Any information related to the Technology and/or the terms of this Agreement itself will be considered Confidential Information.

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Except as required to commercialize the Licensed Products or otherwise satisfy its obligations hereunder; Party C agrees to exercise due care in keeping confidential any and all information related to the Technology, including any and all documentation and other physical manifestations or embodiments thereof. The confidentiality obligations under this Agreement shall survive for a period of [**] after termination or expiration of this Agreement.
Article 5: Calculation and Payment Terms for License Fee and Royalty

5.1
Royalty: During the Term hereof, Party C shall pay to Party A, a royalty based on Net Sales of the Licensed Products including the Technology in the Licensed Area. The Royalty on Net Sales shall be [**] percent ([**]%) on the sale of Licensed Products. Following the Term (as defined in Article 9), Party C shall be automatically granted an exclusive, royalty-free perpetual license to practice the Technology and sell License Products anywhere in the Licensed Area without the payment of a Royalty or other fee or consideration.

5.2	Up-front payments, milestone payments and funding for Phase III (or pivotal trial).

5.2.1
Upon signing this Agreement, Party C shall pay Party A an up-front fee of US$100,000.00. Unless this Agreement is early terminated by Party C in accordance with Section 9.1 hereof, Party C shall commit to funding a Phase III clinical study in AADC deficiency using the Technology for an estimated [**] subjects as approved by Party C. The study will be conducted at least in part in Taiwan; however, for purposes of enabling registration in other countries, the Phase III clinical study may also be conducted in other countries as well.

5.2.2
Upon Initiation of the first Phase III study (defined as enrollment of the first patient as noted by the signing of the informed consent form by the patient) using the Technology, Party C shall pay Party A a milestone fee of US$[**].

5.2.3	Upon completion of the first Phase III study using the Technology, Party C shall pay Party A a milestone fee of US$[**].

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5.2.4	Upon successful registration of the Technology in the United States by the FDA or in Europe by the EMA, Party C shall pay Party A a milestone fee of US$[**].

5.3
License Maintenance Fee. Beginning on the first (1st) anniversary of the Effective Date of this Agreement and for each anniversary thereafter, Party C will pay Party A the following yearly maintenance fees:

5.3.1	US $[**] on the [**] anniversaries;

5.3.2	US $[**] on the [**] anniversaries;

5.3.3	US $[**] on the [**] anniversaries; and

5.3.4	US $[**] for the [**] and each anniversary thereafter until the 20th anniversary.

5.3.5	Yearly maintenance fees are nonrefundable, but are fully creditable against Royalties payable pursuant to Section 5.1 hereof.

5.4
Royalty and Maintenance Fee Term. The Maintenance Fees noted in Section 5.3 and the Royalty noted in Section 5.1 shall be in effect for a period of twenty (20) years from the Effective Date of this Agreement.

5.5
Sublicenses: Party C shall pay Party A [**]%) percent of any up-front fee received from a sublicensee and [**]%) percent of any milestone fee received from a sublicensee, but that all fees paid to Party C for: (i) R&D, (ii) for the sale by Party C of its own common or preferred stock on usual and customary terms with a purchase price that represents the fair market value of the shares being purchased or (iii) reimbursement of patent expenses and fees shall not be subject to the sub-licensing fees. If Party C sublicenses this Agreement, the sublicensee must be responsible for all the terms in execution of this Agreement on behalf of Party C including but not limited to clinical trials, regulatory registration, upfront payment, milestone payment, royalty and license maintenance fees.

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5.6
Patents: Party C will, with advice and input from Party A, prepare, file, prosecute and maintain all of the patent applications and patents including the Technology with counsel selected by Party C and reasonably acceptable to Party A. Party A agrees that it will not abandon any of the patent applications or patents in any county without the prior written consent of Party C. Party C will be responsible for the reasonable costs of preparing, filing, presenting and maintaining said patent applications and patents. If Party A or Party C decides to discontinue its support for any patent applications or patent covered by this Agreement, it shall provide the other Party with written notice of such intention to discontinue its support for any patent application or patent and the Parties shall mutually decide, in or within [**] of that notice, of their decision as to whether or not they wish to continue supporting the patent applications or patents or allow the patent or patent applications to be abandoned. If the Parties are unable to reach an agreement, for whatever reason, then the Party wishing to continue the support shall solely be responsible for all subsequent costs and expenses associated therewith after the other party discontinue support for the patent.

5.7
Payment Terms: Party C shall make payments to Party A pursuant to Sections 5.1 and 5.2 of this Article in cash or check. If any payment needs to be withheld for tax purposes, it shall be handled in accordance with the current tax code.

5.8
If deemed necessary, but not more often than [**] and subject to entering into a usual and customary Confidential Agreement, Party A is entitled to dispatch accounting personnel or qualified accountants to Party C’s main business location during normal business hours for purposes of auditing sales income from Licensed Products. Party C hereto agrees to take or cause to be taken all such other cooperative actions as are reasonably necessary or desirable in order to permit the other parties to obtain the full benefits of this Agreement. Party C shall also retain relevant bookkeeping records for [**] following the termination of this Agreement for Party A’s use to confirm the accuracy of the Royalty payments. Party A’s acceptance of the royalty as compiled and reported by Party C does not affect Party A’s right to make a subsequent verification of Party C’s report. If discovered that Party C reported a lower amount in royalties than the actual fee reported in audits from Party A’s bookkeeping records, Party C shall make recompensation for the difference and any interest thereof at rate of [**]%) percent

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per annum. If the difference exceeds [**]%) percent of the amount payable by Party C, Party C shall also be liable for Party A’s reasonable audit fees.

5.9	The amounts of the above-mentioned license fee and royalty as listed above are inclusive of business tax.
Article 6: Attribution of Intellectual Property Right and Infringement Liability

6.1
All intellectual property rights that relate to the manufacture, production, assembly, use or sale of the Technology and any Licensed Products derived thereof are vested solely in Party A. Subject to the terms and conditions of this Agreement, Party C is granted an exclusive license as more fully noted in Section 2.6 hereof. Party A is not entitled to enter into another technology license and transfer agreement with any third parties covering or related to the Technology or Research Results.

6.2
In the event that Party A or Party B believes that Party C has violated this Agreement, the parties shall meet and, in good faith, use their best efforts to resolve any dispute or disagreement. If after [**], the parties are unable to resolve the dispute or disagreement, the matter shall be referred to final and binding arbitration in accordance with Section 14.3 hereof.

6.3
If Party C wishes to incorporate a derivative for the development of the Technology, Party C shall provide [**] prior notice in writing to Party A and Party B. Only upon Party A and Party B’s consent, which consent shall not be unreasonably withheld or delayed, may Party C transfer information regarding the Technology to the derivative by sub-license or enter into another contractual agreement.

6.4
In the case of any patent infringement action or any third party claim or suit in Party C’s sale of Licensed Products manufactured by use of the Technology, Party C shall notify Party A and Party B as soon as possible and shall make its best efforts to carry out necessary defensive strategies to protect the common interests of the three (3) parties.

6.5
In the case of any patent infringement under this Agreement and if any claim should be made or litigation to be filed, Party C shall immediately notify Party A and Party B and shall make its best efforts to assist Party A and Party B in taking protective

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measures and Party A (and Party B if applicable), shall, in a timely manner, institute legal proceedings in order to protect the common interests of the three (3) parties.

6.6
All of the intellectual property rights of derivative or additional research, developed or added by Party C shall belong to Party C. Based on the principle of mutual benefit, Party A shall be notified and granted a non-exclusive, non-assignable right related to the intellectual property rights for Party A to use internally, for academic purposes only provided that Party A and Party B shall not disclose, deliver, or make available any such technical information to any third party. Party A and Party B shall not be held liable in any infringement proceeding involving intellectual property rights developed from derivative research. Party C shall defend, indemnify, and hold Party A harmless against all claims, suits, proceedings, losses, liabilities, and damages (including costs, expenses, and reasonable attorneys' fees) arising from: (i) any unauthorized use or dissemination of the Technology by Party C and (ii) any violation of this Agreement or of any third-party's rights by Party C, including but not limited to infringement of any copyright, violation of any proprietary right and invasion of any privacy right.

6.7
Licensed Products manufactured by Party C based on the Technology shall be properly labeled in accordance with relevant laws of the particular country in which the Licensed Products are going to be sold. Party A and Party B shall not be held liable for any product liability suit involving such products. Party C shall indemnify and hold harmless Party A and Party B against all claims, suits, proceedings, losses, liabilities, and damages (including costs, expenses, and reasonable attorneys’ fees) asserted by third parties against Party A which arise out of any act or omission by Party C.

6.8
Party C shall clearly mark “patent pending” on the Licensed Products manufactured from the Technology and their packaging containers if an application for patent on Research Results has been filed and such patent has not yet been granted. After the patent for the Research Results has been granted, the patent certificate number shall be clearly marked.

Article 7: No Warranty Clause

7.1
The Technology will be provided “AS IS” and delivered to Party C in electronic form or hard copy by Party B from time to time when requested by Party C Party A and Party B guarantee that they will make their best efforts to assist Party C in

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use of the Technology and Party A represents and warrants that it has full right, title, interest and ownership to the Technology and Parties A and B represent and warrant that they both have the right and authority to enter into this Agreement. Save as provided above, Party A gives no warranty, express or implied, and makes no representation that: (i) the Technology will be of satisfactory quality, suitable for any particular purpose or for any particular use under specified conditions, notwithstanding that such purpose, use, or conditions may be known to Party A; or (ii) that the Technology will operate error free or without interruption or that any errors will be corrected; or (iii) that the material published in the Technology is either complete or accurate. Furthermore, no warranties are given for the patentability, fitness for particular purpose, or merchantability of the Technology.

7.2
All technical information obtained by Party C shall be treated as confidential and shall be protected in the manner of trade secrets. Any damage or infringement occurring after the implementation of the Technology shall be Party C’s responsibility, provided that Party A and Party B shall make their best efforts to assist Party C for handling such matters.

Article 8: Breach of Contract

8.1
Party C’s failure to pay any undisputed license fee and Royalty within the deadline provided under Article 5 hereof may constitute a basis for Party A terminating this Agreement subject to Party C’s right to arbitration in accordance with Section 14.3 hereof. Party A shall notify Party C of any alleged breach and Party C shall have thirty (30) days to cure the alleged breach and if cured, then Party A shall have no right of termination and if not cured, then Party A may terminate subject to Party C’s right to request arbitration.

8.2
In case of any breach of material obligation by Party A and/or Party B, Party C may notify Party A and Party B of such breach and Party A and/or B shall have thirty (30) days after receipt of the notice to cure such breach and if cured, then Party C shall have no right of termination and if not cured, then Party C may terminate subject to Party A and Party B’s right to request arbitration.

8.3	In no event shall any party be liable for any indirect, special or consequential damages, including without limitations, lost profits and lost revenue.
Article 9: Term of Agreement

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9.1
This Agreement shall become effective on the Effective Date and shall expire twentieth (20th) anniversary of this Agreement; and thereafter, Party C shall have a fully paid up, perpetual, royalty-free exclusive license in accordance with Article 5.1 hereof. Nothwithstanding the foregoing, in the event of a failure of a pivotal clinical study or a serious adverse event in a clinical study that prevents development from continuing under reasonable circumstances, or the rejection of a Biologics License Application with the US FDA, a Marketing Authorization Application with the European EMA, or equivalent biologics approval application in another territory with the relevant regulatory authority, Party C may terminate this Agreement at any time upon sixty (60) days prior written notice to Party A and upon the expiration of the aforesaid sixty (60) day period, this Agreement shall terminate and be null and void except for those provisions which survive in accordance with their terms. Under conditions in which Party C has terminated the Agreement, Party A will retain all rights to the Technology, including the exclusive use of any and all intellectual property (including all patents patent applications any continuations, divisional, and continuations in-part, any reissues, re-examinations, extensions or substitutions of the patents, and the relevant international equivalents), data, CMC records, documents, confidential information, materials and know-how pertaining to the AADC gene therapy product and existing on the date of this Agreement and otherwise relating to the Research Results as detailed in Attachment I and Research Agreement. Additionally, in good faith and recognizing that Party B may desire to continue the program without Party C, if Party C terminates the Agreement, Party C agrees to pay to Party A the sum of US$100,000.00 and to provide copies of all documents and materials in its possession related to the Technology within thirty (30) days of termination.

9.2
Termination or expiration of this Agreement shall not affect any rights or obligations accrued prior to such termination or expiration, or any obligations which are stated herein to survive such termination or expiration.

Article 10: Effect of Expiration

10.1	Party C shall return to Party A the technical information obtained from Party A and Party B and pay the Royalty due in full within [**] of the expiration of this Agreement.

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10.2
After the expiration of this Agreement, Party C shall refrain from any production or manufacture by itself or through another person by use of the Technology. However, if Party C has substantial proof to show that the product was manufactured prior to the expiration or termination of this Agreement, the sale of the Licensed Product may continue until all work in progress has been completed and the inventory has been sold, provided that the royalty shall remain payable pursuant to Article 5.

10.3	The obligations of Party C as set out in Articles 4, 5, (only with respect to the continuation of sale pursuant to Section 10.2), and 6 will survive the termination or expiration of this Agreement.

10.4
After the expiration or termination of this Agreement, or any extension thereof, Party C shall return all intellectual property, technology, confidential information and know-how related to the patents and patent applications to Party A.

Article 11: Amendment to Agreement

11.1
This Agreement may be amended in writing upon consent of all three parties, provided, that this Agreement may be amended only by Parties A and C to the extent such amendment does not impair Party B’s rights hereunder. The amended document signed by all three parties shall be attached to this Agreement as an integral part hereof and shall replace the original provisions which have been amended and replaced.

Article 12: Contract Performance Guarantee

12.1
If Party C is unable to commercialize the manufactured products manufactured by use of the Technology within the fixed deadline as set forth in Article 3.2 hereof, Party C will provide written notice to Party A and Party B and the Parties shall meet and establish a revised Development Plan in accordance with Section 3.2 hereof.

Article 13: Governing Law and Arbitration

13.1	This Agreement shall be construed in accordance with and governed by the laws of the Republic of China༈Taiwan).

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13.2
The three (3) parties agree that any controversy or dispute arising in connection with this Agreement shall first be resolved under the principle of good faith within [**] after a party serves a notice of dispute on the other parties.

13.3
In the event that any matter cannot be resolved in accordance with Section 14.2 hereof, then the matter shall be referred to arbitration for resolution before a single arbitrator under the then commercial arbitration rules of the International Chamber of Commerce (the “I.C.C.”) If the parties are unable to agree on a single neutral arbitrator, such arbitrator shall be appointed by the I.C.C. The arbitrator shall not have any current or past business or financial relationships with any party to the arbitration, and shall have experience in the arbitration or mediation of contract disputes. Each party shall be responsible for its proportionate share of the filing fee and the arbitrator’s fee; and otherwise, each party shall be responsible for its own costs and expenses, including travel, consultants, witnesses and attorneys’ fees and disbursements. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive, special or consequential damages or any damages inconsistent with this Agreement. The arbitrator shall, within [**] of the conclusion of the hearing, unless such time is extended by agreement of the parties, notify the parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The arbitration shall be conducted in Los Angeles, California, and shall be governed by the laws of the Republic of China (Taiwan), and the decision of the arbitrator shall be final and binding and may be entered in any court of competent jurisdiction. To the extent permitted by applicable laws, nothing in this Section 14.3 shall in any way limit the right of a party to seek preliminary injunction from the Taipei District Court pending an award being issued. The parties agree that all applicable statutes of limitation and time based defenses (i.e. estoppel and laches) shall be tolled whole the procedures set forth in this Section 14.3 are pending. The parties shall cooperate in taking any actions necessary to achieve this result. Each party shall continue to perform its undisputed obligations under this Agreement pending resolution of any dispute arising out of or relating to this Agreement.

Article 14: Contact Management

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14.1
Notice or request related to this Agreement shall be in writing and delivered to the following locations and persons (hereinafter the “Contact Person”) and shall be deemed received by the corresponding party when it is delivered to the Contact Person:

Party A Contact Person: Andrew Man-Chung Wo
Title: Director of Center of Industrial-Academic Cooperation
Telephone: [**] Fax: [**]
Address: Center of Industrial-Academic Cooperation, No. 18 Si Yuan Street, 100 Taipei City
Party B Contact Person: Wuh-Liang Hwu (Paul),
Title: M.D., Ph.D
Telephone: [**]
Fax: [**]
Address: Department of Pediatrics and Medical Genetics Room 19005, 19F,
Children’s Hospital Building National Taiwan Unversity Hospital
8 Chung-Shan South Road, Taipei 10041, Taiwan

Party C Contact Person: Dr. Mark J. Pykett
Title: President and CEO
Telephone: [**]
Fax: [**]
Address: 245 First Street, Suite 1800, Cambridge, MA 02142
Email: [**]
In the case of any changes made to any Contact Person or contact information, a written notice shall be sent to the other two (2) parties for update.
Article 15: Copies of Agreement
This Agreement is made in four original copies, with Party A retaining two copies and Party B and Party C each retaining one copy.
---------------------------------------- Signature Page Follows ------------------------------------------

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Parties to Agreement

Party A: National Taiwan University
Representative: Pan-Chyr Yang
Address: No. 1, Section 4, Roosevelt Road, 106 Taipei City

_/s/ Pan-Chyr Yang___________             _________________________
(signature)                                     (date)

Party B: Professor Wuh-Liang (Paul) Hwu
Current Department: Pediatrics
Title: Professor

_/s/ Wuh-Liang Hwu________             23 Dec 2015_______________
(signature)                                     (date)

Party C: Agilis Biotherapeutics, LLC
Federal Tax ID No. (EIN): 46-3936833 (USA)
Address: 245 First St, Suite 1800, Cambridge, MA 0-2142 USA
Representative: Dr. Mark J. Pykett
Title:    President and CEO

By:_/s/ Mark Pykett__                             21 December 2015
(signature)                                     (date)

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Attachment I    Contents of Licensed Technology

Name of Technology:     AADC Deficiency Gene Therapy __

Type of Intellectual Property:    ■ Know-how
□ Patent
□ IC Layout
□ Plant Root
□ Copyright
□ Trademark
■Others: data, CMC records, documents, confidential information, and materials

Inventor: Wuh-Liang Hwu

Summary Description of License:
[**]

Confidential    Page 16    v1

Type of Contract	License and Technology Transfer Agreement (Research and development results belong solely to NTU)	Contract No.	□□□□□□□□□
Licensed Technology	□□□□□□□□□□□□□□□□□

Attachment II    Development Plan of AGILIS BIOTHERAPEUTICS, LLC

AAV-hAADC Gene Therapy
Development Plan

Background

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 3 pages were omitted. [**]

Confidential    Page 17    v1